FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 27, 2025

Neuphoria Therapeutics Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction of Incorporation)

001-41157	99-3845449
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Summit Dr, Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 439-5551

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	NEUP	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2025 the Board of Directors (the “Board”) of Neuphoria Therapeutics Inc. (“Neuphoria” or the “Company”), a Delaware corporation, declared a dividend of one right (“Right”) to purchase one-thousandth of one share of the Company’s newly designated Series A Preferred Stock, par value $0.00001 per share (each, a “Preferred Share” and collectively, the “Preferred Shares”), for each outstanding share of common stock, par value $0.00001 per share, of the Company (“Company Common Stock”) to the stockholders of record as of the close of business on October 27, 2025 (the “Record Date”). The Company also adopted a limited duration stockholder rights plan (the “Rights Plan”), effective immediately, as set forth in the Rights Agreement, dated as of October 27, 2025 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent. The Rights Agent currently serves as the Company’s transfer agent with respect to the Company Common Stock and also has been appointed transfer agent with respect to the Preferred Shares, if any, that may be issued pursuant to the exercise of rights under the Rights Agreement. The Rights will expire on October 27, 2026 (“Final Expiration Date”), unless the rights are earlier redeemed or exchanged by the Company. The Company does not have any obligation under the Rights Agreement to seek stockholder approval for the Rights Plan.

Generally, the Rights Plan is designed to impose a penalty upon any person or group that acquires beneficial ownership of 15% or more of the outstanding shares of Company Common Stock without the approval of the Board. The Board adopted the Rights Plan in response to significant and rapid accumulations of the Company’s Common Stock by certain investors who have indicated a potential desire to influence the control of Neuphoria, including an individual investor which has informed the Company that it holds more than 20% of Neuphoria’ outstanding common stock as of October 23, 2025. The Rights Plan is intended to protect the investment of Neuphoria stockholders during a period in which it believes shares of the Company do not reflect the Company’s intrinsic value. The Rights Plan is intended to provide the Board sufficient time to make informed judgments and take actions that are in the best interests of Neuphoria and all of its stockholders. The Rights Plan does not prevent the Board from engaging with parties or accepting an acquisition proposal if the Board believes that it is in the best interests of the Company and all of its stockholders.

A summary of the key terms of the Rights Agreement follows:

The Rights. Pursuant to the terms of the Rights Agreement, the Rights will not be exercisable and are attached to the shares of Company Common Stock until the earlier to occur of (a) the tenth calendar day (or such later date as may be determined by the Board) after a person or group acquires beneficial ownership of 15% or more of outstanding Company Common Stock (an “Acquiring Person”) or, in the event that the Board determines on or before such tenth calendar day to effect an exchange and determines in that a later date is advisable, such later date that is not more than twenty (20) calendar days after the date such shares of Company Common Stock are acquired, or (b) the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or entity becomes an Acquiring Person) following the date of commencement, or the first announcement, of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person or entity, or group of persons or entities acting in concert, becoming an Acquiring Person. The term “Acquiring Person” is subject to certain customary exceptions whereby certain stockholders that would have otherwise been an Acquiring Person are excluded from the definition of “Acquiring Person”. Any stockholders with beneficial ownership of Company Common Stock above the applicable threshold as of the first public announcement of the Rights Plan on October 27, 2025 are grandfathered at their current share ownership levels but are not permitted to increase their ownership without triggering the Rights, and such shareholder shall not be entitled to such rights under the Rights Plan. Prior to exercise, the Rights do not give their holder any dividend, voting or liquidation rights.

The date when the Rights separate from Company Common Stock and become exercisable is referred to herein as the “Distribution Date”. Unless and until the occurrence of such date, Company Common Stock certificates or, in the case of uncertificated shares, notations in the book-entry account system, will evidence the Rights, and any transfer of shares of Company Common Stock will constitute a transfer of the related Rights. After the Distribution Date, the Rights will be evidenced by separate book-entry credits or by Rights certificates that the Company will mail to all eligible, certificated holders of Company Common Stock. Any Rights held by an Acquiring Person will be null and void and may not be exercised.

Exercise Price. Pursuant to the terms of the Rights Agreement, after the Distribution Date, each Right will entitle the holder thereof to purchase one-thousandth (1/1,000th) of a Preferred Share for $85.00, subject to adjustment (the “Exercise Price”). Each one-thousandth (1/1,000th) of a Preferred Share has economic terms similar to that of one share of Company Common Stock. The Exercise Price payable, and the number of Preferred Shares or other securities or other property issuable upon exercise of the Rights, will be subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares. The exercise of Rights to purchase Preferred Shares will at all times be subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

Notwithstanding the foregoing, with certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-thousandth (1/1,000th) of a Preferred Share issuable upon the exercise of one Right, which may, at the Company’s election, be evidenced by depositary receipts), and in lieu thereof, the Company will round up to the next multiple of one one-thousandth of a Preferred Share.

Beneficial Ownership. Pursuant to the terms of the Rights Agreement, certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of underlying shares of Company Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended — are treated as beneficial ownership of the number of shares of Company Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Company Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership. In addition, shares held by affiliates and associates of an Acquiring Person, including shares that are subject of, or the reference securities for, or that underly, any derivative position of such persons, will be deemed to be beneficially owned by the Acquiring Person. In addition, any securities beneficially owned by a third party with whom the Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) (i) for the purpose of acquiring, holding or voting securities of the Company or (ii) to cooperate in obtaining, changing or influencing control of the Company, will be deemed to be beneficially owned by the Acquiring Person.

Consequences of a Person or Group Becoming an Acquiring Person.

●	Flip-In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or its affiliates may, for the Exercise Price, purchase shares of Company Common Stock with a market value of twice the Exercise Price.

●	Exchange. In lieu of the “flip-in” feature described above, the Board may, at its option at any time after a person or group becomes an Acquiring Person, exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of Company Common Stock at an exchange ratio of one share of Company Common Stock per Right (subject to adjustment).

●	Flip-Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person or its affiliates, may purchase, for the Exercise Price, a number of shares of the common stock of the Principal Party (as defined in the Rights Agreement) having a market value of twice the Exercise Price.

Company Preferred Share Provisions.

Each Preferred Share, if issued:

●	will not be redeemable;

●	when, as and if any dividend is declared on Company Common Stock, entitle the holder to quarterly dividend payments in an amount per share equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Company Common Stock or a subdivision of the outstanding Company Common Stock (by reclassification or otherwise), declared on Company Common Stock since the immediately preceding quarterly dividend payment date or, with respect to the first date when quarterly dividends are payable in cash, since the first issuance of any share or fraction of a share of Series A Preferred Stock;

●	will entitle the holder upon liquidation either to receive a preferential liquidation payment of the greater of (a) $1,000 per Preferred Share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (b) an aggregate amount per Preferred Share equal to 1,000 times the aggregate amount to be distributed per share to holders of Company Common Stock plus an amount equal to any accrued and unpaid dividends on such Preferred Shares;

●	will have the same voting power as 1,000 shares of Company Common Stock;

●	if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a per share payment equal to the payment made on 1,000 shares of Company Common Stock; and

●	will rank junior to any other series of the Company’s preferred stock in the event such other preferred stock is issued by the Company, unless the terms of any such series provide otherwise.

The value of one one-thousandth (1/1,000th) interest in a Preferred Share is intended to approximate the value of one share of Company Common Stock.

Expiration. The Rights will expire on the Final Expiration Date, unless the Rights are earlier redeemed or exchanged by the Company.

Redemption. The Board may redeem the Rights for $0.001 per Right at any time prior to the earlier of (A) such time as any person or group becomes an Acquiring Person or (B) the close of business on the Final Expiration Date. Following the expiration of the above periods, the Rights become nonredeemable. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights pursuant to the Rights Agreement will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company effects a stock split or stock dividend of Company Common Stock.

Anti-Dilution Provisions. Rights will have the benefit of certain anti-dilution provisions set forth in the Rights Agreement.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Miscellaneous. The Rights Agreement does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future Board to redeem the Rights. Until a Right is exercised, it does not entitle the holder thereof to any additional rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The summary of the Rights Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

Item 1.01 above is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on October 27, 2025. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On October 27, 2025, the Company issued a press release announcing the adoption of the Rights Plan and the Board’s determination to evaluate strategic alternatives for the Company. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock filed with the Secretary of State of the State of Delaware on October 27, 2025
4.1*	Rights Agreement, dated as of October 27, 2025 between Neuphoria Therapeutics Inc. and Computershare Trust Company, N.A., which includes the form of Certificate of Designation as Exhibit A, the form of Right Certificate as Exhibit B
99.1	Press release dated October 27, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEUPHORIA THERAPEUTICS INC.

	By:	/s/ Spyridon Papapetropoulos
Spyridon Papapetropoulos
Chief Executive Officer

Date: October 27, 2025